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                                                            EXHIBIT 99.(a)(1)(F)


               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

     If you previously elected to reject Endwave Corporation's Offer to Exchange, and you would like to change your election and accept the Offer, you must sign this Notice and a new Election Form and return both to Human Resources of Endwave Corporation ("Endwave"), before 5:00 p.m., Pacific Daylight Time, on October 25, 2001, unless the Offer is extended. This Notice of Change in Election may be sent via mail to Human Resources at Endwave's corporate headquarters in Sunnyvale, California or facsimile to (408) 617-8105. Notices returned via e-mail also will be accepted. Please e-mail your Notice to stock.administration@endwave.com. If you have questions regarding the process for returning this Notice, please contact Human Resources at:

     Beth Dayen, 408-522-3169               Anne Markert-Breesch, 408-522-3132
     Leslie Bigler, 408-522-3141            Dianna Brunt, 530-295-6077
     Claudia LaFountain, 530-295-6082

To Endwave:

     I previously received a copy of the Offer to Exchange (dated September 26, 2001), the cover letter, the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to reject Endwave's Offer to Exchange. I now wish to change that election, and accept Endwave's Offer to Exchange. I understand that by signing this Notice and a new Election Form and delivering both to Human Resources, I will be able to withdraw my rejection of the Offer and accept the Offer to Exchange instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

     I understand that in order to accept the Offer, I must sign and deliver this Notice and a new Election Form to Human Resources before 5:00 p.m., Pacific Daylight Time, on October 25, 2001, or if Endwave extends the deadline to exchange options, before the extended expiration of the Offer.

     I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

     I accept the offer to exchange options as indicated in the Election Form completed as of the date hereof.

                                                              Date:
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         Optionee Signature

Name:
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         (Please print)

Endwave hereby agrees and accepts this Notice of Change in Election from Reject to Accept, and such acceptance shall be binding on Endwave's successors, assigns and legal representatives:

ENDWAVE CORPORATION

By:                                                           Date:
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Title:
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